    As filed with the Securities and Exchange Commission on January 11, 2001
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           CIPHERGEN BIOSYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                    DELAWARE                             33-059-5156
         (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                              6611 DUMBARTON CIRCLE
                                FREMONT, CA 94555
                                 (510) 505-2100


    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             1993 STOCK OPTION PLAN
                                 2000 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                            ------------------------

                                 WILLIAM E. RICH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           CIPHERGEN BIOSYSTEMS, INC.
                              6611 DUMBARTON CIRCLE
                                FREMONT, CA 94555
                                 (510) 505-2100


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:
                              MICHAEL J. O'DONNELL
                               RICHARD L. PICHENY
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                            ------------------------


                                          CALCULATION OF REGISTRATION FEE
========================================== ======================= ====================== ====================== ===================
                                                                          PROPOSED
                                                                           MAXIMUM               PROPOSED
                                                    AMOUNT                OFFERING                MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES TO             TO BE                   PRICE                AGGREGATE            AMOUNT OF
              BE REGISTERED                       REGISTERED              PER SHARE           OFFERING PRICE       REGISTRATION FEE
------------------------------------------ ----------------------- ---------------------- ---------------------- ------------------
1993 Stock Option Plan
Common Stock, $0.001 par value
(currently outstanding options) (1) ......        1,507,216                $ 1.31             $ 1,974,452.96          $   494.00
------------------------------------------ ----------------------- ---------------------- ---------------------- ------------------
1993 Stock Option Plan
Common Stock, $0.001 par value
(options available for future grant)......            --                     --                     --                    --
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
TOTAL 1993 STOCK OPTION PLAN SHARES
   REGISTERED.............................        1,507,216
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
2000 Stock Plan
Common Stock, $0.001 par value
(currently outstanding options) ..........            --                     --                     --                    --
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
2000 Stock Plan
Common Stock, $0.001 par value
(options available for future grant) (2)..        1,075,000                $ 8.31             $ 8,933,250.00          $ 2,233.00
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
TOTAL 2000 STOCK PLAN SHARES REGISTERED...        1,075,000
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
2000 Employee Stock Purchase Plan
Common Stock, $0.001 par value (3)........          215,000                $ 7.07             $  1,520,050.00         $   380.00
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
TOTAL MAXIMUM AGGREGATE OFFERING PRICE....                                                    $ 12,427,752.96
------------------------------------------ ----------------------- ---------------------- ---------------------- -------------------
TOTAL REGISTRATION FEES...................                                                                            $ 3,107.00
========================================== ======================= ====================== ====================== ===================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the weighted average exercise price per share of $1.31 as to 1,507,216 outstanding but unexercised options to purchase Common Stock under the 1993 Stock Option Plan as of October 3, 2000 (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 1,075,000 shares of Common Stock authorized for issuance pursuant to the 2000 Stock Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 8, 2001, because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 8, 2001, because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated herein by reference:

         (a) The Registrant's Registration Statement on Form S-1 (File No. 333-32812) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Registrant's initial public offering of its Common Stock.

         (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on September 22, 2000.

         (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

         The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         Reference is also made to Section 7 of the Underwriting Agreement for the Registrant's initial public offering, which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

         The Registrant maintains directors' and officers' liability insurance that includes coverage for securities matters.

         See also the undertakings set forth in response to Item 9.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into this Registration Statement. (See
Exhibit Index below).

ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, State of California on January 10, 2001.


                                     CIPHERGEN BIOSYSTEMS, INC.



                                     By:    /s/ William E. Rich, Ph.D.
                                          --------------------------------------
                                          William E. Rich, Ph.D.
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Rich and Matthew J. Hogan, jointly and severally, his or her attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                        TITLE                            DATE
----------------------------------------------------  ----------------------------------------  --------------------
   /s/ William E. Rich
-------------------------------------------------      President and Chief Executive Officer      January 10, 2001
                   William E. Rich                     (Principal Executive Officer)


  /s/ Matthew J. Hogan
-------------------------------------------------      Vice President and Chief Financial         January 10, 2001
                  Matthew J. Hogan                     Officer (Principal Financial Officer)


  /s/ Daniel M. Caserza
-------------------------------------------------      Corporate Controller (Principal            January 10, 2001
                  Daniel M. Caserza                    Accounting Officer)


  /s/ John A. Young
-------------------------------------------------      Director                                   December 18, 2000
                    John A. Young


  /s/ Michael J. Callaghan
-------------------------------------------------      Director                                   December 18, 2000
                Michael J. Callaghan


  /s/ Barbara dalton
-------------------------------------------------      Director                                   December 18, 2000
                   Barbara Dalton


  /s/ Jean-Francois Formela
-------------------------------------------------      Director                                   December 19, 2000
                Jean-Francois Formela


  /s/ William R. Green
-------------------------------------------------      Director                                   December 18, 2000
                  William R. Green


  /s/ James L. Rathmann
-------------------------------------------------      Director                                   December 19, 2000
                  James L. Rathmann

                      SIGNATURE                                        TITLE                            DATE
----------------------------------------------------  ----------------------------------------  --------------------
  /s/ Daniel Vapnek
-------------------------------------------------      Director                                   December 18, 2000
                    Daniel Vapnek

------------------------------------------

The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                                INDEX TO EXHIBITS



    EXHIBIT NUMBER                                    EXHIBIT DOCUMENT
---------------------  ---------------------------------------------------------------------------
          3.1           Amended and Restated Certificate of Incorporation of Registrant
                        (incorporated by reference to Exhibit 3.2 of Registrant's Registration
                        Statement on Form S-1, File No. 333-32812 (the "Form S-1"))

          3.2           Bylaws of Registrant (incorporated by reference to Exhibit 3.4 of the
                        Form S-1)

          5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to
                        the legality of securities being registered

         10.1           1993 Stock Option Plan (incorporated by reference to Exhibit 10.3 of the
                        Form S-1)

         10.2           2000 Stock Plan (incorporated by reference to Exhibit 10.5 of the Form S-1)

         10.6           2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Form S-1)

         23.1           Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                        (contained in Exhibit 5.1 hereto)

         23.2           Consent of PricewaterhouseCoopers LLP, Independent Accountants

         24.1           Power of Attorney (see page II-5)